EXHIBIT 99.1

                                      PROXY

                             PLM INTERNATIONAL, INC.

      PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD JANUARY 8, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


   The undersigned hereby appoint(s) James A. Coyne and Gary D. Engle, and each or either of them, as proxies (the "Proxies"), each with full power to appoint his substitute, and hereby authorizes each of them to attend the Special Meeting and any adjournments thereof and to vote all shares of Common Stock of PLM International, Inc. held of record by the undersigned on December 11, 2001, in regard to all matters which may come before the Special Meeting, and especially to consider and vote upon a proposal to adopt the Agreement and Plan of Merger dated as of December 22, 2000 by and between MILPI Acquisition Corp. and PLM International, Inc., and to approve the transactions contemplated in that agreement.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE





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   [X] Please mark your
   votes as in this
   example.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THE PROXIES INTEND TO AND ARE AUTHORIZED TO VOTE FOR PROPOSAL 1. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.


   1. To approve and adopt the Agreement and Plan of Merger dated as of December 22, 2000 by and between MILPI Acquisition Corp. and PLM International, Inc. and to approve the transactions contemplated in that agreement.

             For          Against          Abstain

             [ ]            [ ]              [ ]


   2. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting.


                              I plan to attend the Special Meeting     [ ]


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                              Signatures(s)                       Date

                              NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.

   If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer stating his or her title. Trustees, guardians, executors and other fiduciairies should sign in their official capacity giving their full title as such. If a partnership, please sign in the partnership name by authorized persons.

   PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.